EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION                                      COMPUWARE [LOGO]
----------------------------------------------------------
Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300


For Immediate Release

May 15, 2007


     Compuware Earns 21 Cents Per Share in Q4, 45 Cents Per Share in FY `07

 Compuware Increases EPS More Than 20 Percent Year-over-year; Fiscal Year Total
                   Revenues Grow for First Time in Seven Years

DETROIT--May 15, 2007--Compuware Corporation (NASDAQ: CPWR) today announced final financial results for its fourth quarter and fiscal year ended March 31, 2007. The company also announced that the Compuware Board of Directors has authorized management to extend the company's 10b5-1 share repurchase plan for three months to purchase up to 16 million additional shares of common stock.


"Compuware posted some noteworthy accomplishments in FY '07, including increases in total revenue and in earnings per share," said Compuware Chairman and CEO Peter Karmanos, Jr. "In terms of the company's key growth-drivers, Compuware improved its total distributed products revenue by nearly 13 percent, and Compuware Covisint produced a 65 percent increase in revenue. In the fiscal year ahead, I will continue to lead the company in implementing its plans for aligning costs with the business, for improving operational results and for buying back stock."

Fiscal Year 2007 Results

During the fiscal year ended March 31, 2007, revenues were $1.21 billion. Net income was $158.1 million for fiscal 2007, up more than 10 percent from $143.0 million in fiscal 2006. Earnings per share (diluted computation) were 45 cents, an increase of more than 21 percent from 37 cents in fiscal 2006, based upon
351.0 million and 387.6 million shares outstanding, respectively.

During fiscal 2007, software license fees were $283.4 million. Maintenance revenue was $457.6 million in fiscal 2007, up from $433.6 million in fiscal 2006. Professional services fees for fiscal year 2007 were $472.0 million.

Fourth Quarter Fiscal 2007 Results

Compuware reports fourth quarter net income of $67.5 million on revenues of $313.0 million. Earnings per share (diluted computation) were 21 cents, based upon 319.3 million shares outstanding.

                                     -MORE-

Page 2
Compuware Earns 21 Cents Per Share in Q4, 45 Cents Per Share in FY `07 May 15, 2007

During the company's fourth quarter, software license fees were $73.2 million. Maintenance fees were $117.7 million during the quarter, and fourth quarter revenue from professional services was $122.1 million.

Fourth Quarter Fiscal Year 2007 Highlights

During the fourth quarter, Compuware:

      o Acquired privately held Proxima Technology. Proxima's Centauri product enables IT organizations to overcome one of their most prevalent challenges: the inability to offer a clear business view of service delivery.

      o Showcased Compuware Vantage and its Application Service Management capabilities at the LegalTech Conference. Compuware also announced that Reed Smith, one of the world's largest law firms, implemented Compuware Vantage to proactively identify, resolve and prevent application performance problems.

      o Launched Compuware Test Factory, a comprehensive quality assurance solution designed specifically to create a more efficient approach for delivering software testing services. Compuware Test Factory provides outsourced testing service providers with a comprehensive and industrialized solution to help resolve a range of complex business challenges, including those driven by rapid growth and increased competitive pressures.

      o Announced with international IT services company Atos Origin the worldwide implementation of the Compuware Test Factory solution. The solution will roll out over the next three years to standardize testing tools, processes and procedures used by more than 20,000 Atos Origin employees worldwide. By using the Compuware Test Factory solution, Atos Origin will improve service quality, deliver cost reductions and enable faster and seamless transfer of activities to off-shore locations.

      o Completed an agreement with CIGNA HealthCare to use Compuware Covisint's hosted IT infrastructure for standardizing and automating the exchange of clinical information between the carrier and its contracted health care providers.

      o Introduced Compuware Quality Management, which enables QA organizations to deliver higher-quality applications by arming those organizations with the tools they need to effectively implement and monitor their quality process. This solution helps organizations progressively mature and manage quality across the life cycle, accelerating the path to Quality Governance.

      o Introduced the company's Application Auditing solution, which uses Compuware Hiperstation to address mainframe data and application security issues with internal, authorized users.

      o Announced the general availability of Compuware Uniface 9.1, which includes multiple enhancements that enable organizations to better and more effectively develop and deploy enterprise applications in virtually any environment, including Web, Windows, Unix or the Mainframe.

      o Announced that two of its application delivery solutions--Compuware DevPartner Studio and Compuware DevPartner SecurityChecker--were honored as top products of 2006 by CRN Magazine and by Tech Target's SearchVB.com.

Page 3
Compuware Earns 21 Cents Per Share in Q4, 45 Cents Per Share in FY `07 May 15, 2007

      o Announced that it earned placement on Black MBA Magazine's "Top 50 Companies for Black MBAs to Work" list for the second consecutive year. Compuware placed 33rd on the list, the second-highest placement for a high-tech firm.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

                                      ###

Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern time (21:00 GMT). Interested parties from the United States should call 800-230-1093. For international access, the conference call number is +1-612-288-0337.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode is 865451. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa   Elkin,   Vice   President,   Communications   and   Investor   Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                AS OF MARCH 31,
                                                            -----------------------
                     ASSETS
                                                               2007         2006
                                                            ----------   ----------
CURRENT ASSETS:
 Cash and cash equivalents                                  $  260,681   $  612,062
 Investments                                                   107,062      265,131
 Accounts receivable, net                                      420,774      418,745
 Deferred tax asset, net                                        33,392       32,015
 Income taxes refundable, net                                   58,266       77,956
 Prepaid expenses and other current assets                      41,019       24,455
 Buildings - held for sale                                                   14,816
                                                            ----------   ----------
    Total current assets                                       921,194    1,445,180
                                                            ----------   ----------

INVESTMENTS                                                     71,391       32,149
                                                            ----------   ----------

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
 DEPRECIATION AND AMORTIZATION                                 385,227      395,653
                                                            ----------   ----------
CAPITALIZED SOFTWARE, LESS ACCUMULATED
 AMORTIZATION                                                   72,276       61,918
                                                            ----------   ----------
OTHER:
 Accounts receivable                                           172,255      206,964
 Deferred tax asset, net                                        15,987       13,983
 Goodwill                                                      353,682      320,082
 Other                                                          37,400       35,039
                                                            ----------   ----------
    Total other assets                                         579,324      576,068
                                                            ----------   ----------

TOTAL ASSETS                                                $2,029,412   $2,510,968
                                                            ==========   ==========

        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                           $   27,713   $   24,468
 Accrued expenses                                              141,970      170,590
 Deferred revenue                                              359,688      350,349
                                                            ----------   ----------
    Total current liabilities                                  529,371      545,407

DEFERRED REVENUE                                               321,881      343,246

ACCRUED EXPENSES                                                11,346       17,244

DEFERRED TAX LIABILITY, NET                                     34,666       25,572
                                                            ----------   ----------
    Total liabilities                                          897,264      931,469
                                                            ----------   ----------

SHAREHOLDERS' EQUITY:
 Common stock                                                    3,030        3,779
 Additional paid-in capital                                    673,660      763,420
 Retained earnings                                             444,159      805,781
 Accumulated other comprehensive income                         11,299        6,519
                                                            ----------   ----------
    Total shareholders' equity                               1,132,148    1,579,499
                                                            ----------   ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $2,029,412   $2,510,968
                                                            ==========   ==========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                               QUARTER ENDED              TWELVE MONTHS ENDED
                                                                  MARCH 31,                    MARCH 31,
                                                         --------------------------    --------------------------

                                                             2007           2006           2007           2006
                                                         -----------    -----------    -----------    -----------
 REVENUES:
  Software license fees                                  $    73,225    $    81,786    $   283,412    $   296,650
  Maintenance fees                                           117,713        107,674        457,594        433,596
  Professional services fees                                 122,091        120,022        471,996        475,115
                                                         -----------    -----------    -----------    -----------
       Total revenues                                        313,029        309,482      1,213,002      1,205,361
                                                         -----------    -----------    -----------    -----------

 OPERATING EXPENSES:
  Cost of software license fees                                7,457          6,232         28,581         23,262
  Cost of maintenance fees                                    11,454         10,984         41,533         41,687
  Cost of professional services                              107,280        104,402        420,729        417,485
  Technology development and support                          30,167         22,898        114,071         96,858
  Sales and marketing                                         74,905         74,380        281,730        288,162
  Administrative and general                                  50,055         47,981        193,578        190,538
                                                         -----------    -----------    -----------    -----------
    Total operating expenses                                 281,318        266,877      1,080,222      1,057,992
                                                         -----------    -----------    -----------    -----------

INCOME FROM OPERATIONS                                        31,711         42,605        132,780        147,369
                                                         -----------    -----------    -----------    -----------
OTHER INCOME (EXPENSES)
 Interest income                                               8,014         10,282         39,427         35,705
 Settlement                                                   10,598         10,603         10,598         10,603
 Gain on sale of investment in partially owned company        11,250                        11,250
 Other                                                           (91)          (613)          (998)        (2,217)
                                                         -----------    -----------    -----------    -----------

OTHER INCOME, NET                                             29,771         20,272         60,277         44,091
                                                         -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                                    61,482         62,877        193,057        191,460

INCOME TAX PROVISION (BENEFIT)                                (5,994)         6,430         34,965         48,500
                                                         -----------    -----------    -----------    -----------

NET INCOME                                               $    67,476    $    56,447    $   158,092    $   142,960
                                                         ===========    ===========    ===========    ===========

DILUTED EPS COMPUTATION
Numerator:  Net income                                   $    67,476    $    56,447    $   158,092    $   142,960
                                                         -----------    -----------    -----------    -----------
Denominator:
 Weighted-average common shares outstanding                  317,764        379,872        350,213        385,147
 Dilutive effect of stock options                              1,512          2,425            754          2,422
                                                         -----------    -----------    -----------    -----------
 Total shares                                                319,276        382,297        350,967        387,569
                                                         -----------    -----------    -----------    -----------
Diluted EPS                                              $      0.21    $      0.15    $      0.45    $      0.37
                                                         ===========    ===========    ===========    ===========

                           COMPUWARE CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (In Thousands)

                                                                                  TWELVE MONTHS ENDED
                                                                                       MARCH 31,
                                                                               ------------------------
                                                                                  2007          2006
                                                                               ----------    ----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                   $  158,092    $  142,960
  Adjustments to reconcile net income to cash provided
    by operations:
    Depreciation and amortization                                                  55,026        50,193
    Gain on sale of investment in partially owned company                         (11,250)
    Building impairment                                                                           6,702
    Acquisition tax benefits                                                        5,257        20,783
    Stock option compensation                                                       9,432
    Deferred income taxes                                                           6,953        23,057
    Other                                                                              (8)        6,274
    Net change in assets and liabilities, net of effects from acquisitions and currency fluctuations:
      Accounts receivable                                                          61,202        58,972
      Prepaid expenses and other current assets                                   (13,857)          187
      Other assets                                                                 (1,211)       (1,767)
      Accounts payable and accrued expenses                                       (46,483)       (6,722)
      Deferred revenue                                                            (38,448)      (30,366)
      Income taxes                                                                 20,027       (40,548)
                                                                               ----------    ----------
         Net cash provided by operating activities                                204,732       229,725
                                                                               ----------    ----------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
 Purchase of:
   Businesses, net of cash acquired                                               (51,818)      (42,896)
   Property and equipment                                                         (18,590)      (14,480)
   Capitalized software                                                           (21,457)      (20,894)
  Proceeds from sale of property                                                   15,466
  Proceeds from sale of investment in partially owned company                      11,250
  Investments:
   Proceeds                                                                       495,371       450,865
   Purchases                                                                     (376,387)     (380,922)
                                                                               ----------    ----------
       Net cash provided by (used in) investing activities                         53,835        (8,327)
                                                                               ----------    ----------
CASH FLOWS USED IN FINANCING ACTIVITIES:
 Net proceeds from exercise of stock options                                       54,364        13,590
 Contribution to stock purchase plans                                               4,635         8,902
 Repurchase of common stock                                                      (676,757)     (124,004)
                                                                               ----------    ----------
       Net cash used in financing activities                                     (617,758)     (101,512)
                                                                               ----------    ----------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH                                            7,810        (5,511)
                                                                               ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             (351,381)      114,375

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  612,062       497,687
                                                                               ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $  260,681    $  612,062
                                                                               ==========    ==========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                             QUARTER ENDED
                                          --------------------                QUARTER ENDED
                                          MARCH 31    MARCH 31    YR - YR      DECEMBER 31,    QTR - QTR
                                            2007        2006      % Change         2006        % Change
                                          --------    --------    --------     ------------    ---------
License Fees:
 Distributed Product License Fees
  DevPartner                              $  3,305    $  3,119         6.0%      $  2,586         27.8%
  QACenter and File-AID Client/Server        7,237       7,566        (4.3%)        6,930          4.4%
  UNIFACE and Optimal                        6,742       5,364        25.7%         6,091         10.7%
  Vantage                                   19,407      16,697        16.2%        18,905          2.7%
  Changepoint                                3,628       2,201        64.8%         3,618          0.3%
                                          --------    --------                   --------
 Total Distributed Product License Fees     40,319      34,947        15.4%        38,130          5.7%
 Mainframe Product License Fees             32,906      46,839       (29.7%)       47,883        (31.3%)
                                          --------    --------                   --------
Total License Fees                          73,225      81,786       (10.5%)       86,013        (14.9%)

Maintenance Fees                           117,713     107,674         9.3%       114,432          2.9%
                                          --------    --------                   --------
Total Products Revenue                    $190,938    $189,460         0.8%      $200,445         (4.7%)
                                          ========    ========                   ========

Total Mainframe Products Revenue          $118,926    $127,554        (6.8%)     $132,194        (10.0%)
Total Distributed Products Revenue        $ 72,012    $ 61,906        16.3%      $ 68,251          5.5%

Total Products Revenue by Geography
  North America                           $100,971    $ 95,977         5.2%      $108,103         (6.6%)
  International                           $ 89,967    $ 93,483        (3.8%)     $ 92,342         (2.6%)

Product Releases
  Mainframe                                      5           5         0.0%             9        (44.4%)
  Distributed                                   12           7        71.4%             6        100.0%

Total Costs of Software Products          $123,983    $114,494         8.3%      $118,079          5.0%

Deferred license fees
 Current                                  $ 71,550    $ 71,886        (0.5%)     $ 72,218         (0.9%)
 Long-term                                $ 44,304    $ 56,983       (22.3%)     $ 39,686         11.6%

 Deferred during quarter                  $ 27,967    $ 29,541        (5.3%)     $ 26,308          6.3%
 Recognized during quarter                $ 24,736    $ 23,311         6.1%      $ 25,571         (3.3%)

Professional Services
  Professional Services Revenue           $122,091    $120,022         1.7%      $114,703          6.4%
  Contribution Margin                         12.1%       13.0%                      10.9%
  Billable Headcount                         3,465       3,666        (5.5%)        3,488         (0.7%)

Total Company Headcount                      7,539       7,510         0.4%         7,578         (0.5%)

Total DSO                                    121.0       121.8                      120.5
Total DSO (Billed)                            56.3        56.3                       54.1